Exhibit 99.1

First Quarter 2020 Earnings Results

TPG Specialty Lending, Inc. Reports First Quarter Net Investment Income Per Share of $0.51 and NAV Per Share of $15.57; Declares a Second Quarter Base Dividend Per Share of $0.41

NEW YORK—May 5, 2020— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $33.7 million, or $0.51 per share, and net loss of $53.1 million, or $0.80 per share, for the first quarter ended March 31, 2020. Annualized return on equity (ROE) for the first quarter 2020 was 12.0% on a net investment income basis. The Company’s net loss this quarter was primarily driven by unrealized losses from the impact of credit spread widening on the valuation of the Company’s portfolio.

Reported net asset value per share was $15.57 at March 31, 2020 as compared to $16.83 at December 31, 2019. The primary driver of this decline was $1.21 per share of unrealized losses from the impact of credit spread widening on the valuation of the Company’s investments.

The Company announced that its Board of Directors has declared a second quarter 2020 base dividend of $0.41 per share for shareholders of record as of June 15, 2020, payable on July 15, 2020. Given the decline in net asset value this quarter, in accordance with the existing mechanics of the Company’s supplemental dividend framework, no supplemental dividend was declared relating to Q1 earnings. The Company’s Board of Directors previously declared aggregate special cash dividends per share of $0.50 to be paid to shareholders during Q2 2020. Specifically, $0.25 per share was paid on April 30, 2020 to shareholders of record as of April 15, 2020 and $0.25 per share will be paid on June 30, 2020 to shareholders of record as of June 15, 2020.

Net Investment Income
Q1 2020 ($MM):	$33.7
Q1 2020 (per share):	$0.51

Net Loss
Q1 2020 ($MM):	$53.1
Q1 2020 (per share):	$0.80

NAV
Q1 2020 ($MM):	$1,037
Q1 2020 (per share):	$15.57
Q1 2020 (per share, PF):	$15.07

Dividend (per share)
Q1 2020 (Base):	$0.41
Q1 2020 (Special)(1):	$0.50
LTM Q1’20 (Base):	$1.58
LTM Q1’20 (Supp/Special)(1):	$0.68
LTM Q1’20 (Total):	$2.26

(1)	Reflects special dividends per share that were declared in Q1 2020 and payable in Q2 2020.

Portfolio and Investment Activity

For the quarter ended March 31, 2020, new investment commitments totaled $134.0 million. This compares to $329.3 million for the quarter ended December 31, 2019.

For the quarter ended March 31, 2020, the principal amount of new investments funded was $80.3 million in three new portfolio companies and four existing portfolio companies. For this period, the Company had $211.9 million aggregate principal amount in exits and repayments. For the quarter ended December 31, 2019, the principal amount of new investments funded was $289.1 million in nine new portfolio companies and four existing portfolio companies. For this period, the Company had $104.1 million aggregate principal amount in exits and repayments.

As of March 31, 2020 and December 31, 2019, the Company had investments in 62 and 63 portfolio companies, respectively, with an aggregate fair value of $2,045.6 million and $2,245.9 million, respectively. As of March 31, 2020, the average investment size in each portfolio company was $33.0 million based on fair value.

As of March 31, 2020, the Company’s portfolio based on fair value consisted of 97.1% first-lien debt investments, 0.2% second-lien debt investments, 0.1% mezzanine investments, and 2.6% equity and other investments. As of December 31, 2019, the Company’s portfolio based on fair value consisted of 96.5% first-lien debt investments, 0.6% second-lien debt investments, 0.1% mezzanine investments, and 2.8% equity and other investments.

As of March 31, 2020 and December 31, 2019, approximately 97.3% and 97.1% of the portfolio was invested in secured debt, respectively.

As of March 31, 2020, 99.4% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 95.1% of these subject to a weighted average LIBOR floor of approximately 1.2%. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of March 31, 2020 and December 31, 2019, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.2% and 10.5%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 9.9% and 10.7%, respectively.

As of March 31, 2020, 99.9% of the portfolio at fair value was meeting all payment and covenant requirements, with Mississippi Resources, representing 0.1% of the portfolio at fair value, as the only investment on non-accrual status. Mississippi Resources made its regularly scheduled cash interest payment during the quarter, but the Company elected to apply it to the loan principal instead of recognizing it as income.

Commitments
$134.0MM

Fundings / Net Fundings (Paydowns)
$80.3MM / ($131.6MM)

Average Investment Size
$33.0MM (1.6% of the portfolio at fair value)

First Lien Debt Investments (% FV)
97.1%

Secured Debt Investments (% FV)
97.3%

Floating Rate Investments (% FV)
99.4%

Weighted Average Portfolio Yields
Yield at Fair Value:	10.2%
Yield at Amortized Cost:	9.9%

Results of Operations for the Three Months Ended March 31, 2020

Investment Income

For the three months ended March 31, 2020 and 2019, investment income totaled $66.3 million and $52.4 million, respectively. The increase in investment income primarily resulted from an increase in accelerated amortization of upfront fees from unscheduled paydowns, prepayment fees and an increase in the average size of the investment portfolio.

Expenses

Net expenses totaled $31.6 million and $25.5 million for the three months ended March 31, 2020 and 2019, respectively. The increase in expenses was driven by higher interest expense from an increase in the average debt outstanding, as well as higher management and incentive fees.

Debt and Capital Resources

As of March 31, 2020, the Company had $19.8 million in cash and cash equivalents, including $14.3 million of restricted cash, total principal value of debt outstanding of $986.8 million, and $1,000.7 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 3.9% and 4.1% for the three months ended March 31, 2020 and December 31, 2019, respectively. At March 31, 2020, the Company’s debt to equity ratio was 0.96x, compared to 1.00x at December 31, 2019. Average debt to equity was 0.99x and 0.97x during the three months ended March 31, 2020 and December 31, 2019, respectively.

(1)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Total Investment Income
$66.3MM

Net Expenses
$31.6MM

Total Principal Debt Outstanding
$986.8MM

Debt-to-Equity Ratio
Q1 2020 Quarter End:	0.96x
Q1 2020 Average(1):	0.99x

Liquidity and Funding Profile

Liquidity

The following table summarizes the Company’s liquidity at March 31, 2020 and changes to unfunded commitments since December 31, 2019.

Funding Profile

At March 31, 2020, the Company’s funding mix was comprised of 68% unsecured and 32% secured debt. As illustrated in the charts below, the Company’s earliest debt maturity is in August 2022 at $172.5 million, and the weighted average remaining life of investments funded with debt was approximately 2.3 years, compared to a weighted average remaining maturity on debt of approximately 4.4 years.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 6, 2020. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 7764119

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on May 6 through May 13 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 7764119

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	March 31, 2020	December 31, 2019	March 31, 2019

Investments at Fair Value	$2,045.6	$2,245.9	$1,824.9
Total Assets	$2,081.7	$2,280.9	$1,849.5
Net Asset Value Per Share	$15.57	$16.83	$16.34
Supplemental Dividend Per Share	$0.00	$0.06	$0.01
Special Dividend Per Share (1)	$0.50	$0.00	$0.00
Pro Forma Net Asset Value Per Share (2)	$15.07	$16.77	$16.33

Investment Income	$66.3	$66.5	$52.4
Net Investment Income	$33.7	$33.8	$26.6
Net Income (Loss)	$(53.1)	$37.7	$38.7

Net Investment Income Per Share	$0.51	$0.51	$0.41
Net Realized and Unrealized Gains (and Losses) Per Share	$(1.31)	$0.06	$0.18
Net Income (Loss) Per Share	$(0.80)	$0.57	$0.59
Annualized Return on Equity (Net Investment Income) (3)	12.0%	12.2%	10.0%
Annualized Return on Equity (Net Income (Loss)) (3)	(18.9)%	13.6%	14.5%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.2%	10.5%	11.4%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	9.9%	10.7%	11.6%
Percentage of Debt Investment Commitments at Floating Rates (4)	99.4%	99.2%	99.7%
(1)	Reflects special dividends that were declared in Q1 2020 and payable in Q2 2020.
(2)	Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings in the applicable period and/or special dividends.
(3)	Return on equity is calculated using prior period’s ending net asset value per share.
(4)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Financial Statements and Tables

TPG Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2020	2019
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,007,756 and $2,099,781, respectively)	$1,963,091	$2,147,876
Non-controlled, affiliated investments (amortized cost of $49,186 and $49,445, respectively)	48,484	50,136
Controlled, affiliated investments (amortized cost of $88,399 and $88,811, respectively)	33,997	47,916
Total investments at fair value (amortized cost of $2,145,341 and $2,238,037, respectively)	2,045,572	2,245,928
Cash and cash equivalents (restricted cash of $14,315 and $9,315, respectively)	19,765	14,143
Interest receivable	9,756	13,055
Prepaid expenses and other assets	6,624	7,805
Total Assets	$2,081,717	$2,280,931
Liabilities
Debt (net of deferred financing costs of $21,353 and $18,471, respectively)	$980,158	$1,094,467
Management fees payable to affiliate	8,165	8,234
Incentive fees payable to affiliate	7,140	7,161
Dividends payable	27,355	25,927
Other payables to affiliate	2,657	1,948
Other liabilities	19,506	23,897
Total Liabilities	1,044,981	1,161,634
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 66,865,815 and 66,613,671 shares issued, respectively; and 66,569,771 and 66,524,591 shares outstanding, respectively	669	666
Additional paid-in capital	1,013,079	1,009,270
Treasury stock at cost; 296,044 and 89,080 shares held, respectively	(4,291)	(1,359)
Distributable earnings	27,279	110,720
Total Net Assets	1,036,736	1,119,297
Total Liabilities and Net Assets	$2,081,717	$2,280,931
Net Asset Value Per Share	$15.57	$16.83

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$60,766	$46,523
Dividend income	432	—
Other income	2,787	2,078
Total investment income from non-controlled, non-affiliated investments	63,985	48,601
Investment income from non-controlled, affiliated investments:
Interest from investments	1,236	2,411
Other income	19	31
Total investment income from non-controlled, affiliated investments	1,255	2,442
Investment income from controlled, affiliated investments:
Interest from investments	1,027	1,439
Other income	3	5
Total investment income from controlled, affiliated investments	1,030	1,444
Total Investment Income	66,270	52,487
Expenses
Interest	12,910	10,369
Management fees	8,165	6,622
Incentive fees	7,140	5,650
Professional fees	1,645	1,295
Directors’ fees	228	135
Other general and administrative	1,510	1,478
Total expenses	31,598	25,549
Management and incentive fees waived	—	—
Net Expenses	31,598	25,549
Net Investment Income Before Income Taxes	34,672	26,938
Income taxes, including excise taxes	1,010	300
Net Investment Income	33,662	26,638
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(92,759)	12,813
Non-controlled, affiliated investments	(1,394)	427
Controlled, affiliated investments	(13,507)	(3,667)
Translation of other assets and liabilities in foreign currencies	13,799	(1,432)
Interest rate swaps	9,181	3,319
Total net change in unrealized gains (losses)	(84,680)	11,460
Realized gains (losses):
Non-controlled, non-affiliated investments	75	180
Controlled, affiliated investments	(2,097)	570
Foreign currency transactions	(59)	(103)
Total net realized gains (losses)	(2,081)	647
Total Net Unrealized and Realized Gains (Losses)	(86,761)	12,107
Increase (Decrease) in Net Assets Resulting from Operations	$(53,099)	$38,745
Earnings (Loss) per common share—basic and diluted	$(0.80)	$0.59
Weighted average shares of common stock outstanding—basic and diluted	66,656,280	65,595,441

The Company’s investment activity for quarter ended March 31, 2020 and 2019 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2020	March 31, 2019
New investment commitments:
Gross originations	$247.9	$179.4
Less: Syndications/sell downs	113.9	27.0
Total new investment commitments	$134.0	$152.4
Principal amount of investments funded:
First-lien	$79.8	$144.0
Second-lien	0.2	—
Mezzanine	0.3	—
Equity and other	—	1.3
Total	$80.3	$145.3
Principal amount of investments sold or repaid:
First-lien	$211.9	$30.4
Second-lien	—	—
Mezzanine	—	—
Equity and other	—	2.7
Total	$211.9	$33.1
Number of new investment commitments in new portfolio companies	3	4
Average new investment commitment amount in new portfolio companies	$41.4	$34.8
Weighted average term for new investment commitments in new portfolio companies (in years)	5.0	5.4
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	10.9%	10.0%
Weighted average spread over LIBOR of new floating rate investment commitments	9.3%	7.4%
Weighted average interest rate on investments fully sold or paid down	9.3%	10.6%

About TPG Specialty Lending

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, an affiliate of Sixth Street Partners and a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of Sixth Street Partners, a global finance and investment firm with over $34 billion of assets under management as of December 31, 2019. For more information, visit the Company’s website at www.tpgspecialtylending.com.

About Sixth Street Partners

Sixth Street Partners is a global multi-asset class investment business with over $34 billion in assets under management as of December 31, 2019. Sixth Street operates eight diversified, collaborative investment platforms across our growth investing, direct lending, par liquid credit, fundamental public strategies, infrastructure, agriculture, special situations and adjacencies businesses. Our long-term oriented, highly flexible capital base and “One Team” cultural philosophy allows us to invest thematically across sectors, geographies and asset classes. Founded in 2009, Sixth Street has more than 275 team members including over 140 investment professionals operating from nine locations around the world. For more information, visit www.tssp.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Lucy Lu, 212–601-4753

Sixth Street Partners

IRTSL@tssp.com

Media:

Patrick Clifford, 617-793-2004

Sixth Street Partners

PClifford@tssp.com